EXHIBIT 1

                             JOINT FILING AGREEMENT

                 We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

FIRST RESERVE CORPORATION

By:  /s/ Elizabeth C. Foley
Name:  Elizabeth C. Foley
Title: Managing Director, Secretary and
       Treasurer

AMERICAN GAS AND OIL INVESTORS, LIMITED PARTNERSHIP

By:  First Reserve Corporation, its
     managing general partner


By:  /s/ Elizabeth C. Foley
Name:  Elizabeth C. Foley
Title: Managing Director, Secretary and
       Treasurer


AMGO II, LIMITED PARTNERSHIP

By:  First Reserve Corporation, its
     managing general partner


By:  /s/ Elizabeth C. Foley
Name:  Elizabeth C. Foley
Title: Managing Director, Secretary and
       Treasurer


AMGO III, LIMITED PARTNERSHIP

By:  First Reserve Corporation, its
     managing general partner


By:  /s/ Elizabeth C. Foley
Name:  Elizabeth C. Foley
Title: Managing Director, Secretary and
       Treasurer

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FIRST RESERVE SECURED ENERGY ASSETS
FUND, LIMITED PARTNERSHIP

By:  First Reserve Corporation, its
     managing general partner


By:  /s/ Elizabeth C. Foley
Name:  Elizabeth C. Foley
Title: Managing Director, Secretary and
       Treasurer


DATED:  October 24, 1995












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